UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 21, 2008, Heritage Commerce Corp (the “Company”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold (i) 40,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 462,963 shares of the Company’s common stock, no par value (the “Common Stock”), for an aggregate purchase price of $40,000,000 in cash.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

On December 16, 2008, the Compensation Committee adopted a policy to the Company’s Management Incentive Plan that provides that an executive covered by the EESA must repay the Company any bonus or other incentive compensation under the plan which was based when paid on financial statements or other financial metric criteria that are found by the Company’s Audit Committee to be materially inaccurate.  The policy only applies from the effective date of the Purchase Agreement and until the U.S. Treasury no longer owns and debt or equity interest in the Company.

On December 15, 2008, Heritage Commerce Corp and Heritage Bank of Commerce, a wholly owned subsidiary of Heritage Commerce Corp, entered into an employment agreement with Janet R. Walworth.  Ms. Walworth will serve a Senior Vice President and General Counsel for the Company and the Bank.  The employment agreement is for one year and is automatically renewed for one year terms.  Ms. Walworth will receive an annual salary of $180,000 with annual increases, if any, as determined by Heritage Commerce Corp’s Chief Executive Officer and board of directors’ annual review of executive salaries.  Ms. Walworth will also be eligible to receive an annual incentive compensation award pursuant to the terms of an administrative bonus plan.  She will be eligible to participate in Heritage Commerce Corp’s 401(k) plan, under which she may receive a matching contribution from Heritage Commerce Corp.  She will also have the option to participate in Heritage Commerce Corp’s Employee Stock Ownership Plan.  Heritage Bank of Commerce or Heritage Commerce Corp will provide to Ms. Walworth group life, health, accident and disability insurance coverage for herself and her dependents on the same basis as other senior vice presidents.  The Company agreed to grant Ms. Walworth options under its 2004 Stock Option Plan to acquire 12,000 shares of the Company’s Common Stock.  The options vest in daily increments of 1/1460th from the date of grant and expire after 10 years.  The exercise price will be set after the Company’s current black out period (for end of the year financial results) is lifted all in accordance with the Company’s stock option policy.

If Ms. Walworth’s employment is terminated without Cause, she will be entitled to a lump sum payment equal to six months Base Salary and her Highest Annual Bonus.  In the event that Ms. Walworth’s employment is terminated during a Change of Control Period or there occurs, without Ms. Walworth’s written consent, a material adverse change in the nature and scope of her position, responsibilities, duties or a change of 10 miles or more in her location of employment or any material reduction in her compensation or benefits and voluntarily terminates her employment (“good reason resignation”), she shall be entitled to a lump sum payment of one time her Base Salary and her Highest Annual Bonus.  Ms. Walworth is entitled to participate in or receive benefits under each benefit plan or arrangement applicable to the other senior vice presidents of the Bank; provided, however, that if the employment agreement is terminated by the Company without Cause, these benefits will continue for an additional 6 months from the date of termination.  If Ms. Walworth’s employment is terminated by the Company as a result of a Change in Control during the Change of Control Period, or a good reason resignation as a result of a Change in Control, these benefits will continue for an additional 12 months from the date of termination.

The agreement provides that so long as the U.S. Treasury owns any equity or debt securities of Heritage Commerce Corp pursuant to the EESA that any benefit or payment that would qualify as a “golden parachute” under the Internal Revenue Code of 1986 will be reduced to the extent necessary to comply with the EESA.

Additionally, following the termination of her employment, Ms. Walworth has agreed to refrain from certain activities that would be competitive with Heritage Commerce Corp and Heritage Bank of Commerce within the counties in California in which Heritage Bank of Commerce has located its headquarters or branch offices.

A copy of the Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.03.                                   AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 16, 2008, the Company’s Board of Directors approved an amendment to the Company’s Bylaws.  Under the Company’s Bylaws, the number of the Company’s directors is set at a range of not less than eleven nor more than twenty-one, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders.  Under the terms of the Purchase Agreement, the Company was required to amend its Bylaws to provide that, for so long as the Series A Preferred Stock is outstanding whenever, at any time or times, dividends payable on the shares of the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than twenty-one).  The Amendment may not be modified, amended or repealed by the Company’s board of directors (or any committee thereof) or without the affirmative vote and approval of the stockholders and the holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time of such vote and approval.  The Amendment became effective upon Board approval.  The Amendment to the Bylaws is attached as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01                                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amendment to Bylaws of Heritage Commerce Corp.

10.1	Employment Agreement, dated December 15, 2008 between Janet Walworth and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: December 19, 2008	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Amendment to Bylaws of Heritage Commerce Corp.

10.1	Employment Agreement, dated December 15, 2008 between Janet Walworth and the Company.